Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221402) and Form S-8 (No. 333-164376) of Cumberland Pharmaceuticals Inc. of our report dated January 11, 2019, relating to the special purpose financial statements of the VIBATIV Product Line of Theravance Biopharma, Inc., which appears in this Current Report on Form 8-K/A of Cumberland Pharmaceuticals Inc.

/s/ Ernst & Young LLP

San Jose, California
January 23, 2019